UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated Credit Agreement

On December 30, 2013, Lexington Realty Trust, which we refer to as LXP or the Trust, entered into the Second Amendment to the Second Amended and Restated Credit Agreement, which we refer to as the Credit Agreement Amendment, among the Trust, Lepercq Corporate Income Fund L.P., or LCIF, and Lepercq Corporate Income Fund II L.P., or LCIF II, each of the lenders a party thereto, and KeyBank National Association, or KeyBank, as administrative agent. The Credit Agreement Amendment (1) modifies the restriction with respect to the amount of capital the Trust can invest in specific categories of assets and (2) reflects the merger of LCIF II with and into LCIF, which became effective later on December 30, 2013. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as this Current Report.

Amendment to Term Loan Agreement

On December 30, 2013, the Trust entered into the Second Amendment to the Amended and Restated Term Loan Agreement, which we refer to as the Term Loan Agreement Amendment, among the Trust, LCIF and LCIF II, each of the lenders a party thereto, and Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent. The Term Loan Agreement Amendment (1) modifies the restriction with respect to the amount of capital the Trust can invest in specific categories of assets and (2) reflects the merger of LCIF II with and into LCIF, which became effective later on December 30, 2013. The foregoing description of the Term Loan Agreement Amendment is qualified in its entirety by reference to the Term Loan Agreement Amendment attached as Exhibit 10.2 to this Current Report.

Item 7.01.	Regulation FD Disclosure.

Pursuant to the Indenture, dated as of January 29, 2007, among the Trust, certain subsidiaries of the Trust and U.S. Bank National Association, as trustee, or the Trustee, as supplemented by the Fourth Supplemental Indenture, dated as of December 31, 2008, the Sixth Supplemental Indenture, dated as of January 26, 2010, the Seventh Supplemental Indenture, dated as of September 28, 2012, the Eighth Supplemental Indenture, dated as of February 13, 2013, the Ninth Supplemental Indenture, dated as of May 6, 2013, the Tenth Supplemental Indenture, dated as of June 13, 2013, and the Tenth Supplemental Indenture, dated as of September 30, 2013, the Trust gave notice to the Trustee that the conversion rate on the Trust's 6.00% Convertible Guaranteed Notes has adjusted, effective January 1, 2014, to a current conversion rate of 147.8206 common shares per $1,000 principal amount of the notes, representing a conversion price of $6.76 per common share.

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously reported, on December 23, 2013, LCIF and LCIF II entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement. LCIF and LCIF II are operating partnership subsidiaries of the Trust. In accordance with the terms and conditions of the Merger Agreement, at 4:00 p.m. on December 30, 2013, which we refer to as the Effective Time, (i) LCIF II merged with and into LCIF, with LCIF as the surviving entity and (ii) the Fifth Amended and Restated Agreement of Limited Partnership of LCIF, as amended to date, or the Existing LCIF Agreement, was amended and restated to, among other things, reflect the merger and include provisions related to the admission of the partners in LCIF II as partners in LCIF and update, amend and consolidate the provisions of the Existing LCIF Agreement and the Second Amended and Restated Agreement of Limited Partnership of LCIF II, as amended to date, into the Sixth Amended and Restated Agreement of Limited Partnership of LCIF, which we refer to as the LCIF partnership agreement, as the partnership agreement of LCIF from and after the Effective Time.

The following summaries entitled “Description of OP Units” and “Redemption of OP Units” are as of December 31, 2013 and are included in this Current Report to update the Trust’s Registration Statement on Form S-3/A (333-157860) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, or Commission, on September 1, 2009, which includes a prospectus, or the Prospectus, relating to the issuance of shares of beneficial interest, par value $0.0001 per share, of the Trust classified as common stock, or common shares, upon the redemption of limited partnership units of LCIF, or OP units. The terms “we,” “us” and “our” refer to the Trust and all entities owned by the Trust, including non-consolidated entities, except where it is clear that the term means only the parent company and consolidated entities or only the parent company. Information with respect to OP units assumes that all limited partners in LCIF II received OP units as consideration in the merger pursuant to the Merger Agreement.

DESCRIPTION OF OP UNITS

The following is a summary of the material terms of the OP units and the provisions of the LCIF partnership agreement. This summary is not complete and is subject to change, and is qualified in its entirety by reference to the actual provisions and terms of, the LCIF partnership agreement, the form of which has previously been filed with the Commission as Exhibit A of the Merger Agreement, which was filed with the Commission on a Current Report on Form 8-K on December 24, 2013, and which is incorporated by reference herein.

General

We are the sole equity owner of Lex GP-1 Trust, or Lex GP, a Delaware statutory trust, which is the general partner of LCIF and holds approximately 0.4% interest in LCIF. We are also the sole equity owner of Lex LP-1 Trust, or Lex LP, a Delaware statutory trust, which holds approximately 94.3% of the outstanding OP units in LCIF.

Issuance of OP Units

Our operating partnership structure enables us to acquire property by issuing equity partnership units, including OP units, to a direct or indirect property owner as a form of consideration. Each of the OP units (other than OP units held directly or indirectly by us) which have been issued as of the date of this Current Report are generally redeemable, at the option of the holders thereof, on a one for approximately 1.13 common shares basis (subject to certain anti-dilution adjustments) at various times, or, at our option, for cash in certain instances. All OP units entitle the holder thereof to distributions. As a result, our cash available for distribution to common shareholders is reduced by the amount of the distributions payable by the terms of such OP units, and the number of common shares that will be outstanding in the future is expected to increase, from time to time, as such OP units are redeemed for common shares. Lex GP has the right to redeem the OP units held by all, but not less than all, of the holders of OP units, or OP unitholders, (other than those OP unitholders identified as the “Special Limited Partners” in the LCIF partnership agreement) under certain circumstances, including but not limited to a merger, sale of assets, consolidation, share issuance, share redemption or other similar transaction by us or LCIF, as applicable, which would result in a change of beneficial ownership in us or LCIF, as applicable, by 50% or more.

OP unitholders hold OP units and all OP unitholders are entitled to share in the profits and losses of LCIF.

Each OP unitholder has the rights to which a limited partner is entitled under the LCIF partnership agreement and the Delaware Revised Uniform Limited Partnership Act, which we refer to as the Delaware Act. The OP units have not been registered pursuant to the federal or state securities laws and are not listed on any exchange or quoted on any national market system.

There are approximately 3.6 million OP units outstanding that are not held by us, all of which are currently redeemable for up to approximately 4.1 million common shares. The average annualized distribution per OP unit is $0.54 - $0.74, excluding OP units owned directly or indirectly by us. Of the total OP units, approximately 1.5 million OP units are beneficially owned by E. Robert Roskind, our chairman.

Purposes, Business and Management

The purpose of LCIF includes the conduct of any business that may be conducted lawfully by a limited partnership organized under the Delaware Act, except that the LCIF partnership agreement requires the business of LCIF to be conducted in such a manner that will permit us to continue to be classified as a real estate investment trust, or a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, unless we cease to qualify as a REIT for reasons other than the conduct of the business of LCIF. Subject to the foregoing limitation, LCIF may enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity.

The Trust, as sole equity owner of Lex GP, which is the sole general partner of LCIF, has exclusive power and authority to conduct the business of LCIF, subject to the consent of the limited partners in certain limited circumstances discussed below. No limited partner may take part in the operation, management or control of the business of LCIF by virtue of being an OP unitholder of LCIF.

Ability to Engage in Other Businesses; Conflicts of Interest

Lex GP may not, without the consent of the holders of a majority of the OP units held by the Special Limited Partners, engage in any business other than to act as general partner of LCIF and to hold and own OP units. The holders of a majority of the OP units held by the Special Limited Partners have consented to Lex GP’s acting as general partner of one of our other subsidiaries. Neither the Trust nor other persons (including our officers, trustees, employees, agents and other affiliates) are prohibited under the LCIF partnership agreement from engaging in other business activities or are required to present any business opportunities to LCIF. Mr. Roskind, our chairman, beneficially owns a majority of the OP units held by the Special Limited Partners.

Distributions; Allocations of Income and Loss

Generally, OP unitholders are allocated and distributed amounts with respect to their OP units which approximate the amount of distributions made with respect to the same number of our common shares, as determined in the manner provided in the LCIF partnership agreement and subject to certain restrictions and exceptions for certain limited partners. Remaining amounts available for distribution are generally allocated to Lex GP and Lex LP.

Borrowing by LCIF

Lex GP has full power and authority to cause LCIF to borrow money and to assume and guarantee debt.

Reimbursement of Expenses; Transactions with the General Partner and its Affiliates

Neither us nor Lex GP receives any compensation for Lex GP’s services as general partner of LCIF. Lex GP and Lex LP, however, as partners in LCIF, have the same right to allocations and distributions as other partners of LCIF. In addition, LCIF reimburses Lex GP and us for all expenses incurred related to the ownership and operation of, or for the benefit of LCIF. In the event that certain expenses are incurred for the benefit of LCIF and other entities (including us and our other subsidiaries), such expenses are allocated by us, as sole equity owner of Lex GP, the general partner of LCIF, in proportion to gross revenues. We have guaranteed the obligations of LCIF in connection with the redemption of OP units pursuant to the LCIF partnership agreement.

The Trust and its affiliates may engage in any transactions with LCIF subject to the fiduciary duties established under applicable law.

Funding Agreement

The Trust and LCIF entered into a funding agreement. Pursuant to the funding agreement, the parties agreed, jointly and severally, that, if LCIF does not have sufficient cash available to make a quarterly distribution to its limited partners in an amount equal to whichever is applicable of (i) a specified distribution set forth in its partnership agreement or (ii) the cash dividend payable with respect to whole or fractional common shares into which such partnership’s OP units would be converted if they were redeemed for our common shares in accordance with its partnership agreement, we will fund the shortfall. Payments under the funding agreement will be made in the form of loans to LCIF and will bear interest at prevailing rates as determined by us in our discretion but no less than the applicable federal rate.

Liability of General Partner and Limited Partners

Lex GP, as the general partner of LCIF, is ultimately liable for all general recourse obligations of LCIF, to the extent not paid by LCIF. Lex GP is not liable for the nonrecourse obligations of LCIF. The limited partners of LCIF are not required to make additional capital contributions to LCIF. Assuming that a limited partner does not take part in the control of the business of LCIF, in its capacity as a limited partner thereof and otherwise acts in conformity with the provisions of the LCIF partnership agreement, the liability of the limited partner for obligations of LCIF, under the LCIF partnership agreement and the Delaware Act is generally limited, subject to certain limited exceptions, to the loss of the limited partner’s investment in LCIF. LCIF will operate in a manner the general partner deems reasonable, necessary and appropriate to preserve the limited liability of the limited partners.

Exculpation and Indemnification of the General Partner

Generally, Lex GP, as general partner of LCIF (and us as the sole equity owner of Lex GP) will incur no liability to LCIF or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if we carried out our duties in good faith. In addition, neither Lex GP nor the Trust are responsible for any misconduct or negligence on the part of their agents, provided such agents were appointed in good faith. Lex GP and the Trust may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that Lex GP and the Trust reasonably believe to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

The LCIF partnership agreement also provides that LCIF will indemnify Lex GP and the Trust, their respective directors, trustees and officers, and such other persons as Lex GP and the Trust may from time to time designate to the fullest extent permitted under the Delaware Act.

Sales of Assets

Under the LCIF partnership agreement, Lex GP generally has the exclusive authority to determine whether, when and on what terms the assets of LCIF will be sold. LCIF, however, may be prohibited under the LCIF partnership agreement or certain contractual agreements from selling certain assets, except in certain limited circumstances. Lex GP may not consent to a sale of all or substantially all of the assets of LCIF, or a merger of LCIF with another entity, without the consent of a majority in interest of the Special Limited Partners. The consent of a majority in interest of the Special Limited Partners was obtained for the merger of LCIF II with and into LCIF on December 30, 2013.

Lex GP has the right to redeem the OP units held by all, but not less than all, of the OP unitholders, as applicable, (other than those OP unitholders identified as the “Special Limited Partners” in the LCIF partnership agreement) under certain circumstances, including but not limited to a merger, sale of assets, consolidation, share issuance, share redemption or other similar transaction by us or LCIF, as applicable, which would result in a change of beneficial ownership in us or LCIF by 50% or more.

Removal of the General Partner; Restrictions on Transfer by the General Partner or the Trust

The LCIF partnership agreement provides that the limited partners may not remove Lex GP as general partner of LCIF. Lex GP may not transfer any of its interests as the general partner of LCIF, and Lex LP may not transfer any of its interests as a limited partner in LCIF, except to each other, as applicable, or to us, or another one of our wholly-owned subsidiaries.

Restrictions on Transfer of OP Units by OP Unitholders

OP unitholders may not transfer their OP units without the consent of Lex GP, which may be withheld in its sole and absolute discretion, provided that OP unitholders may transfer all or a portion of their OP units to (i) immediate family members, (ii) certain 501(c)(3) organizations, (iii) a partner in such OP unitholder, as applicable, in a distribution to all of its partners or (iv) a lender as security for a loan to be made or guaranteed by such OP unitholder, as applicable. However, an OP unitholder may assign the economic rights associated with its OP units, without the consent of Lex GP, but such assignee will not be (i) admitted to LCIF as a substituted limited partner or (ii) entitled to the same rights as a substituted limited partner. In addition, OP unitholders may dispose of their OP units by exercising their rights to have their OP units redeemed for common shares. See “– Issuance of OP Units” above.

Issuance of Additional Limited Partnership Interests

Lex GP is authorized, in its sole and absolute discretion and without the consent of the limited partners, to cause LCIF to issue additional OP units to any limited partners or any other persons for such consideration and on such terms and conditions as Lex GP deems appropriate. In addition, Lex GP may cause LCIF to issue additional partnership interests in different series or classes, which may be senior to the OP units.

Meetings; Voting

The LCIF partnership agreement provides that limited partners may not take part in the operation, management or control of LCIF’s business. The LCIF partnership agreement does not provide for annual meetings of the limited partners, and LCIF does not anticipate calling such meetings.

Amendment of the Partnership Agreement

The LCIF partnership agreement may be amended with the consent of Lex GP, Lex LP and a majority in interest of the applicable Special Limited Partners. Notwithstanding the foregoing, Lex GP has the power, without the consent of limited partners, to amend the LCIF partnership agreement in certain limited circumstances.

Dissolution, Winding Up and Termination

LCIF will continue indefinitely, unless sooner dissolved and terminated. LCIF will be dissolved, and its affairs wound up upon the occurrence of the earliest of: (1) the withdrawal of Lex GP as general partner (except in certain limited circumstances); (2) the sale of all or substantially all of its assets and properties; or (3) the entry of a decree of judicial dissolution of it pursuant to the provisions of the Delaware Act. Upon dissolution, Lex GP, as general partner, or any person elected as liquidator by a majority in interest of the limited partners, will proceed to liquidate the assets of LCIF and apply the proceeds therefrom in the order of priority set forth in the LCIF partnership agreement.

REDEMPTION OF OP UNITS

General

Each OP unitholder, or unitholder, may, subject to certain limitations, require that LCIF redeem its OP units, by delivering a notice to LCIF. We have guaranteed the obligation of LCIF to redeem OP units covered by any such notice. Upon redemption, such unitholder will receive 1.126 common shares, or in certain cases, the equivalent price in cash thereof (subject to certain anti-dilution adjustments) in exchange for each OP unit held by such unitholder.

LCIF and the Trust will satisfy any redemption right exercised by a unitholder through our issuance of common shares, whether pursuant to the Prospectus or otherwise, whereupon we or a designated subsidiary will acquire, and become the owner of, the OP units being redeemed. Each such acquisition of OP units by us or a designated subsidiary will be treated as a sale of the OP units by the redeeming OP unitholders to us for federal income tax purposes. See “— Tax Treatment of Redemption of OP Units” below. Upon redemption, the former unitholder’s right to receive distributions from LCIF with respect to the OP units redeemed will cease. The unitholder will have rights to dividend distributions as a holder of common shares from the time of its acquisition of common shares in exchange for the redemption of its OP units.

A unitholder must notify Lex GP and us of its desire to require LCIF to redeem OP units by sending a notice in the form attached as an exhibit to the LCIF partnership agreement, a copy of which is available from us. A unitholder must request the redemption of at least 1,000 OP units, or, if the unitholder holds fewer than 1,000 OP units, all OP units held by such holder. No redemption can occur if the delivery of common shares would be prohibited under the provisions of the Declaration of Trust designed to protect our qualification as a REIT.

Tax Treatment of Redemption of OP Units

The following discussion summarizes certain federal income tax considerations that may be relevant to a unitholder that exercises its right to cause a redemption of its OP units.

The LCIF partnership agreement generally provides that the redemption of OP units through our issuance of common shares will be treated by us, LCIF and the redeeming unitholder as a sale of OP units by the unitholder to us at the time of the redemption. The sale will be fully taxable to the redeeming unitholder.

The determination of gain or loss from the sale or other disposition will be based on the difference between the unitholder’s amount realized for tax purposes and his tax basis in such OP units. The amount realized will be measured by the fair market value of property received (e.g., the common shares) (or certain circumstances, cash), plus the portion of the liabilities of LCIF allocable to the OP units sold. In general, a unitholder’s tax basis is based on the cost of the OP units, adjusted for the unitholder’s allocable share of the income, loss, distributions and liabilities of LCIF and can be determined by reference to Schedule K-1’s of LCIF. To the extent that the amount realized exceeds the unitholder’s basis for the OP units disposed of, such unitholder will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the fair market value of the common shares (or cash as applicable) received upon such disposition. Generally, unitholders will be required to provide certification of their status as a US person and/or such other information as may be necessary to establish an exemption from tax withholding in connection with the disposition of OP units. EACH UNITHOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR FOR THE SPECIFIC TAX CONSEQUENCES RESULTING FROM A REDEMPTION OF ITS OP UNITS.

Generally, any gain recognized upon a sale or other disposition of OP units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of OP units attributable to a unitholder’s share of “unrealized receivables” of LCIF (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in the income of LCIF, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if LCIF had sold its assets at their fair market value at the time of the transfer of OP units.

Generally, any loss recognized upon a sale or other disposition of OP units will be treated as loss attributable to the sale or disposition of a capital asset. Capital losses in any year are generally deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, $3,000 of ordinary income ($1,500 for married individuals filing separately). The passive activity loss rules of the Code limit the use of losses by individuals, estates, trusts and certain closely held corporations and personal service corporations derived from certain passive activities, which generally include investments in limited partnership interests such as the OP units. Previously-suspended and unused passive losses of a holder of OP units generally may be deducted in full in the taxable year when such holder completely disposes of its OP units. Each holder of OP units subject to the passive activity loss rules should consult its own tax advisor concerning whether, and the extent to which, it has available suspended passive activity losses that may be used to offset the gain, if any, resulting from a redemption of its OP units.

For individuals, trusts and estates, the maximum rate of tax on the net capital gain (i.e., long-term capital gain less short-term capital loss) from a sale or exchange of a long-term capital asset (i.e., a capital asset held for more than 12 months) is currently 20%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 12 months is 25% to the extent of the prior depreciation deductions for “unrecaptured Section 1250 gain” (that is, depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules). Treasury Regulations provide that individuals, trusts and estates are subject to a 25% tax to the extent of their allocable share of unrecaptured Section 1250 gain immediately prior to their sale or disposition of the OP units (the “25% Amount”). Provided that the OP units are held as a long-term capital asset, such unitholders would be subject to a maximum rate of tax of 20% of the difference, if any, between any gain on the sale or disposition of the OP units and the 25% Amount.

There is a possible risk that a redemption by LCIF of OP units issued in exchange for a contribution of property to LCIF may cause the original transfer of property to LCIF in exchange for OP units to be treated as a “disguised sale” of property. Section 707 of the Code and the Treasury Regulations thereunder (the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (which may include the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner’s contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale. Given the amount of time that has passed since the original transfers of properties to LCIF by current holders of OP units other than the Company, it is unlikely, though still possible, that the redemption of OP units by a unitholder could cause such original transfers to be treated as disguised sales of property under the Disguised Sale Regulations.  EACH UNITHOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR TO DETERMINE WHETHER A REDEMPTION OF OP UNITS COULD BE SUBJECT TO THE DISGUISED SALE REGULATIONS.

This summary does not give a discussion of any state, local or foreign tax considerations. In addition, this summary does not discuss all of the aspects of federal income taxation that may be relevant to a unitholder in light of its particular circumstances or to certain types of unitholders who are subject to special treatment under the federal income tax laws including, without limitation, tax-exempt entities, real estate investment trusts, expatriates, foreign persons, persons subject to the alternative minimum tax, and partnerships and other pass through entities.

The information in this discussion is based on the Code, Treasury regulations, the legislative history of the Code, current administrative rulings and practices of the Internal Revenue Service, or IRS, and court decisions, all as of the date hereof. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. In addition, we have not received, and do not plan to request, any rulings from the IRS. Thus no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or that such statements will be sustained by a court if so challenged.

UNITHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF A REDEMPTION OF OP UNITS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions a signatory thereto together with their assignees.

10.2	Second Amendment to Amended and Restated Term Loan Agreement, dated as of December 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions a signatory thereto together with their assignees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 6, 2014	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions a signatory thereto together with their assignees.

10.2	Second Amendment to Amended and Restated Term Loan Agreement, dated as of December 30, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions a signatory thereto together with their assignees.